Exhibit 32
                                 ISLANDS BANCORP

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Acting Chief Executive Officer and the Chief Financial Officer of Islands Bancorp (the "Company"), each certify that, to his or her knowledge on the date of this certification:

1. The quarterly report of the Company for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                         /s/ John R. Perrill
                                        --------------------
                                        John R. Perrill
                                        Acting Chief Executive Officer
                                        May 12, 2006


                                         /s/ Carol J. Nelson
                                        --------------------
                                        Carol J. Nelson
                                        Chief Financial Officer
                                        May 12, 2006